Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements (Nos. 333-192250 and 333-197092) on Form S-3 and (No. 333-193016) on Form S-8 of La Jolla Pharmaceutical Company (the “Company”) of our report dated March 16, 2015, relating to our audits of the Company’s December 31, 2014 and 2013 financial statements, which appears in this Annual Report on Form 10-K of La Jolla Pharmaceutical Company for the years ended December 31, 2014 and 2013.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
San Diego California
March 16, 2015